Exhibit 99.2

SurveyMonkey Announces Third Quarter 2019 Financial Results

 Company reports revenue of $79.3 million, 22% YoY growth

Enterprise sales revenue grew 129%, surpassed 5,000 enterprise sales customers

SAN MATEO, Calif.—November 7, 2019 — SurveyMonkey Inc. (Nasdaq: SVMK)  a leading global survey software company, announced today that its parent company, SVMK Inc., reported third quarter 2019 financial results for the period ended September 30, 2019.

“SurveyMonkey’s strong Q3 results underscore that feedback is a necessity for any business that values its stakeholders,” said Zander Lurie, chief executive officer at SurveyMonkey. “This quarter, we added more than 500 new customers to our growing enterprise roster, including Zoom, IBM and Thule Sweden, and we scaled enterprise sales to 23% of total revenue. We maintained solid execution on both driving adoption of our collaborative self-serve Teams plans and expanding our international footprint, as promised at our IPO one year ago. We also strengthened our customer experience capabilities with the acquisition of GetFeedback, an experience management solution designed for the Salesforce ecosystem. We are excited about this momentum as we enter the fourth quarter.”

Q3 2019 Key Results

•	Revenue was $79.3 million for 22% year-over-year growth.
•

Enterprise sales revenue was approximately 23% of total revenue, up from approximately 12% in Q3  2018 and 20% in Q2 2019. We ended the quarter with 5,346 enterprise sales customers, up from 3,226 in Q3 2018, for 66% year-over-year growth, and an increase of 569 customers from Q2 2019. This includes a one-time increase of approximately 65 net new enterprise sales customers following the closing of the GetFeedback acquisition.

•

Paying users totaled 713,217 compared to 621,071 in Q3 2018, for 15% year-over-year growth, and up 20,762 paying users from Q2 2019, for 3% quarter-over-quarter growth. Approximately 82% of our paying users were on annual plans, up from 76% in Q3 2018 and 80% in Q2 2019.

•	Average revenue per user was $448 compared to $418 in Q3 2018, for 7% year-over-year growth, and up from $442 in Q2 2019, for 1% quarter-over-quarter growth.
•	GAAP operating margin was (19%) and non-GAAP operating margin was 3%.
•	GAAP net loss was ($16.3) million and Adjusted EBITDA was $11.5 million.
•	GAAP basic and diluted net loss per share was ($0.12). Non-GAAP basic and diluted net loss per share was less than one cent.
•	Net cash provided by operating activities was $23.5 million, free cash flow was $19.8 million, and unlevered free cash flow was $23.2 million, for 30%, 25%, and 29% margin, respectively.
•	Cash and cash equivalents were $116.2 million and total debt was $216.0 million for net debt of $99.8 million.

Q3 2019 Business Highlights

•	SurveyMonkey acquired GetFeedback, a customer experience management (CEM) company, designed for the Salesforce ecosystem.
•	SurveyMonkey achieved International Organization for Standardization (ISO) 27001 security recognition from the British Standards Institute.
•	SurveyMonkey ranked #1 in the Enterprise Feedback software category in the Fall 2019 G2 Grid.
•	SurveyMonkey ranked #1 survey software solution by Capterra’s Top 20 Survey Software report.
•	SurveyMonkey hired Eric Johnson as its first Chief Information Officer.

SurveyMonkey posted a shareholder letter with complete third quarter 2019 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

Q4 2019
Revenue	$83 million - $84 million	22% - 24% YoY growth
Non-GAAP operating margin	-3% to -1%

FY 2019
Revenue	$306 million - $307 million	Approximately 21% YoY growth
Non-GAAP operating margin	0% to 1%
Unlevered free cash flow	$48 million - $51 million	16% - 17% margin

We expect our acquisitions of Usabilla and GetFeedback to represent approximately 4% of total revenue for the full year 2019, which is reflected in our guidance.  Both will be broadly integrated into our product and go-to-market portfolio by 2020.  As a result, we will not provide contribution details in 2020 and beyond.

Conference Call Information

We will host a conference call today to discuss our Q3 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through November 14, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 7689737#.

Upcoming Events

Senior management will be presenting at the following investor conferences:

Credit Suisse TMT Conference in Scottsdale, Arizona, on Tuesday December 3, 2019

Wells Fargo TMT Summit in Las Vegas, Nevada, on Wednesday, December 4, 2019

UBS Global TMT Conference in New York, New York, on Tuesday, December 10, 2019

About SurveyMonkey

SurveyMonkey is a leading global survey software company on a mission to power the curious. The company’s People Powered Data platform empowers over 17 million active users to measure and understand feedback from employees, customers, website and app users, and the market. SurveyMonkey’s products, enterprise solutions and integrations enable 335,000+ organizations to solve daily challenges, from delivering better customer experiences to increasing employee retention. With SurveyMonkey, organizations around the world can transform feedback into business intelligence that drives growth and innovation.

Investor Relations Contact:

Whitney Kukulka

The Blueshirt Group

investors@surveymonkey.com

Media Contact:

Lara Sasken

lsasken@surveymonkey.com

Source: SurveyMonkey Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1)

(in thousands)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$116,184	$153,807
Accounts receivable, net	11,535	7,336
Deferred commissions, current	2,864	1,981
Prepaid expenses and other current assets	8,253	7,081
Total current assets	138,836	170,205
Property and equipment, net	39,125	117,718
Operating lease right-of-use assets	65,134	—
Capitalized internal-use software, net	34,188	33,280
Acquisition intangible assets, net	36,116	9,324
Goodwill	461,110	336,861
Deferred commissions, non-current	5,148	3,317
Other assets	8,765	8,643
Total assets	$788,422	$679,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,339	$2,804
Accrued expenses and other current liabilities	14,727	9,692
Accrued compensation	20,326	20,070
Deferred revenue	132,074	101,236
Operating lease liabilities, current	8,107	—
Debt, current	1,900	1,900
Total current liabilities	181,473	135,702
Deferred tax liabilities	5,775	4,246
Debt, non-current	214,090	215,515
Financing obligation on leased facility	—	92,009
Operating lease liabilities, non-current	84,758	—
Other non-current liabilities	5,957	12,493
Total liabilities	492,053	459,965
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	680,957	551,937
Accumulated other comprehensive loss	(2,449)	(287)
Accumulated deficit	(382,140)	(332,268)
Total stockholders’ equity	296,369	219,383
Total liabilities and stockholders’ equity	$788,422	$679,348

(1)	The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of September 30, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenue	$79,317	$65,205	$223,097	$186,392
Cost of revenue(2)(3)	19,626	23,213	56,203	58,967
Gross profit	59,691	41,992	166,894	127,425
Operating expenses:
Research and development(2)	22,718	51,765	65,931	85,997
Sales and marketing (2)(3)	30,926	34,309	86,665	71,609
General and administrative(2)	20,992	50,391	61,294	76,809
Restructuring	—	—	(66)	33
Total operating expenses	74,636	136,465	213,824	234,448
Loss from operations	(14,945)	(94,473)	(46,930)	(107,023)
Interest expense	3,572	7,496	10,878	22,181
Other non-operating income (expense), net	887	(219)	3,441	132
Loss before income taxes	(17,630)	(102,188)	(54,367)	(129,072)
Provision for (benefit from) income taxes	(1,320)	174	(1,802)	470
Net loss	$(16,310)	$(102,362)	$(52,565)	$(129,542)
Net loss per share, basic and diluted	$(0.12)	$(0.99)	$(0.40)	$(1.27)
Weighted-average shares used in computing basic and diluted net loss per share	133,417	103,096	130,434	101,984

(1)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

(2)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$718	$6,472	$2,805	$7,776
Research and development	5,468	37,490	15,863	43,903
Sales and marketing	2,918	14,496	8,714	16,411
General and administrative	5,678	40,354	17,665	48,014
Stock-based compensation, net of amounts capitalized	$14,782	$98,812	$45,047	$116,104

(3)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$1,557	$488	$3,448	$1,464
Sales and marketing	964	565	2,267	1,773
Amortization of acquisition intangible assets	$2,521	$1,053	$5,715	$3,237

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash flows from operating activities
Net loss	$(52,565)	$(129,542)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,243	35,120
Non-cash leases expense	9,185	—
Stock-based compensation expense, net of amounts capitalized	45,047	116,104
Amortization of debt discount and issuance costs	225	726
Deferred income taxes	(1,866)	431
Gain on sale of a private company investment	(1,001)	(999)
Other	143	234
Changes in assets and liabilities:
Accounts receivable	(1,073)	(1,822)
Prepaid expenses and other assets	(2,908)	(5,451)
Accounts payable and accrued liabilities	5,955	4,596
Accrued interest on financing lease obligation, net of payments	—	(1,036)
Accrued compensation	(1,401)	(648)
Deferred revenue	23,486	16,269
Operating lease liabilities	(10,237)	—
Net cash provided by operating activities	45,233	33,982
Cash flows from investing activities
Acquisitions, net of cash acquired	(114,603)	—
Purchases of property and equipment	(2,026)	(8,811)
Capitalized internal-use software	(9,593)	(8,857)
Proceeds from sale of a private company investment	1,001	999
Net cash used in investing activities	(125,221)	(16,669)
Cash flows from financing activities
Proceeds from initial public offering, net	—	232,509
Payments of deferred offering costs	—	(1,487)
Proceeds from stock option exercises	41,846	440
Proceeds from employee stock purchase plan	2,662	—
Employee payroll taxes paid for net share settlement of restricted stock units	—	(24,566)
Payments to repurchase common stock	—	(16)
Repayment of debt	(1,650)	(2,250)
Net cash provided by financing activities	42,858	204,630
Effect of exchange rate changes on cash	(435)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(37,565)	221,943
Cash, cash equivalents and restricted cash at beginning of period	154,371	35,345
Cash, cash equivalents and restricted cash at end of period	$116,806	$257,288
Supplemental cash flow data:
Interest paid for term debt	$10,391	$16,445
Interest paid for financing obligation on leased facility	$—	$6,114
Cash paid for operating leases	$10,124	$—
Income taxes paid	$756	$246
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$36,204	$—
Stock compensation included in capitalized software costs	$2,889	$1,251
Accrued unpaid capital expenditures	$277	$600
Lease liabilities arising from obtaining right-of-use assets	$7,548	$—
Accrued unpaid payroll taxes related to net share settlement and offering costs	$—	$6,924
Derecognized financing obligation related to building due to adoption of ASC 842	$92,009	$—
Derecognized building due to adoption of ASC 842	$71,781	$—

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Loss from operations	$(14,945)	$(94,473)	$(46,930)	$(107,023)
GAAP Operating margin	(19)%	(145)%	(21)%	(57)%
Stock-based compensation, net	14,782	98,812	45,047	116,104
Amortization of acquisition intangible assets	2,521	1,053	5,715	3,237
Restructuring	—	—	(66)	33
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Non-GAAP Income from operations	$2,358	$6,575	$3,766	$13,534
Non-GAAP Operating margin	3%	10%	2%	7%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
GAAP Net loss	$(16,310)	$(102,362)	$(52,565)	$(129,542)
GAAP Net loss per diluted share	$(0.12)	$(0.99)	$(0.40)	$(1.27)
Weighted-average shares used to compute GAAP net loss per diluted share	133,417	103,096	130,434	101,984

Stock-based compensation, net	14,782	98,812	45,047	116,104
Amortization of acquisition intangible assets	2,521	1,053	5,715	3,237
Restructuring	—	—	(66)	33
Gain on sale of a private company investment	—	—	(1,001)	(999)
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Income tax effect on Non-GAAP adjustments(3)	(1,029)	139	(1,219)	417

Non-GAAP Net loss	$(36)	$(1,175)	$(4,089)	$(9,567)
Non-GAAP Net loss per diluted share	$—	$(0.01)	$(0.03)	$(0.09)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	133,417	103,096	130,434	101,984

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

(3)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment and employer payroll taxes on Performance RSUs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and release of valuation allowance as a result of acquisitions.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Calculation of Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$23,521	$11,951	$45,233	$33,982
Purchases of property and equipment	(691)	(4,002)	(2,026)	(8,811)
Capitalized internal-use software	(3,066)	(3,390)	(9,593)	(8,857)
Free cash flow	$19,764	$4,559	$33,614	$16,314
Interest paid for term debt	3,478	5,632	10,391	16,445
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Unlevered free cash flow	$23,242	$11,374	$44,005	$33,942

Calculation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net loss	$(16,310)	$(102,362)	$(52,565)	$(129,542)
Provision for (benefit from) income taxes	(1,320)	174	(1,802)	470
Other non-operating (income) expenses, net	(887)	219	(3,441)	(132)
Interest expense	3,572	7,496	10,878	22,181
Depreciation and amortization	11,698	11,468	32,243	35,120
Stock-based compensation, net	14,782	98,812	45,047	116,104
Restructuring	—	—	(66)	33
Employer payroll taxes on Performance RSUs	—	1,183	—	1,183
Adjusted EBITDA	$11,535	$16,990	$30,294	$45,417

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Gross profit	$59,691	$41,992	$166,894	$127,425
GAAP Gross margin	75%	64%	75%	68%
Stock-based compensation, net	718	6,472	2,805	7,776
Amortization of acquisition intangible assets	1,557	488	3,448	1,464
Employer payroll taxes on Performance RSUs	—	103	—	103
Non-GAAP Gross profit	$61,966	$49,055	$173,147	$136,768
Non-GAAP Gross margin	78%	75%	78%	73%

GAAP Research and development	$22,718	$51,765	$65,931	$85,997
GAAP Research and development margin	29%	79%	30%	46%
Stock-based compensation, net	5,468	37,490	15,863	43,903
Employer payroll taxes on Performance RSUs	—	456	—	456
Non-GAAP Research and development	$17,250	$13,819	$50,068	$41,638
Non-GAAP Research and development margin	22%	21%	22%	22%

GAAP Sales and marketing	$30,926	$34,309	$86,665	$71,609
GAAP Sales and marketing margin	39%	53%	39%	38%
Stock-based compensation, net	2,918	14,496	8,714	16,411
Amortization of acquisition intangible assets	964	565	2,267	1,773
Employer payroll taxes on Performance RSUs	—	228	—	228
Non-GAAP Sales and marketing	$27,044	$19,020	$75,684	$53,197
Non-GAAP Sales and marketing margin	34%	29%	34%	29%

GAAP General and administrative	$20,992	$50,391	$61,294	$76,809
GAAP General and administrative margin	26%	77%	27%	41%
Stock-based compensation, net	5,678	40,354	17,665	48,014
Employer payroll taxes on Performance RSUs	—	396	—	396
Non-GAAP General and administrative	$15,314	$9,641	$43,629	$28,399
Non-GAAP General and administrative margin	19%	15%	20%	15%

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and nine months ended September 30, 2019 are under ASC 842 and amounts presented for the three and nine months ended September 30, 2018 are under ASC 840.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring costs and employer payroll taxes on Performance RSUs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of intangible assets, restructuring costs, gain on sale of a private company investment and employer payroll taxes on Performance RSUs. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

•

Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring costs and employer payroll taxes on Performance RSUs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software less employer payroll taxes on Performance RSUs. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.5 million and $6.9 million, for the three and six months ended June 30, 2019, respectively, and $5.7 million and $10.8 million for the three and six months ended June 30, 2018, respectively. For the three and nine months ended September 30, 2018, our free cash flow also included a one-time payment for employer payroll taxes on Performance RSUs of $1.2 million. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended September 30, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of November 7, 2019, and we undertake no obligation to update this information.